UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 20, 2009 (January 12,2009)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

990 Highland Drive, Suite 206 Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 720-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 12, 2009 the Board of Directors of Surge Global Energy, Inc.’s (OTCBB: SRGG) completed the authorization to repurchase of up to 1,500,000 million of its Common Stock over the next year. Purchases will be made from time to time as market, cash flow requirements and business conditions warrant, in the open market, negotiated or block transactions, in accordance with all applicable Federal laws, rules and regulations.  Surge Global Energy currently has 31,437,387 shares currently outstanding and if the entire repurchase is completed it would reduce outstanding shares by 4.77%.

On August 12, 2008 Granite Financial Group, LLC (“Granite”) and Daniel Schreiber filed suit against the Company in the Court of Common Pleas in Cuyahoga County, Ohio (Case # CV 08 66750) alleging breach of contract, claim for indemnity and declaratory relief. This claim arises from an arbitration proceeding in Ohio regarding claims made by Mark Fritz, currently a Director of Surge, against Granite regarding the sale of securities. Granite was seeking reimbursement for legal fees and related costs in that matter. On January 7, 2009, the Court of Common Pleas ruled that Ohio lacked jurisdiction to proceed and dismissed the Plaintiffs’ Complaint without prejudice.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

99.1     Press release dated January 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: January 20, 2009	By:	/s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer